REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

To the Shareholders
Americable, Inc.

     We have audited the accompanying balance sheets of Americable, Inc. (a wholly-owned subsidiary of 4J2R1C Limited Partnership) as of December 31, 2002 and 2001 and the related statements of operations, shareholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Americable, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note A to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets on January 1, 2002.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note B, the Company has incurred negative cash flows from operations and experienced net losses. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Minneapolis, Minnesota
April 14, 2003

                                 AMERICABLE, INC.
                          (A WHOLLY-OWNED SUBSIDIARY OF
                           4J2R1C LIMITED PARTNERSHIP)

                                  BALANCE SHEETS

                            DECEMBER 31, 2002 AND 2001


          ASSETS                                          2002           2001
                                                     --------------  ------------
CURRENT ASSETS
     Cash and equivalents                            $   2,117,801   $ 3,049,687
     Accounts receivable, net                              590,071     1,079,754
     Investments                                           174,420       458,896
     Due from affiliates                                   176,549        13,296
     Due from officer                                       71,411             -
     Inventories                                         1,374,476     2,357,353
     Prepaid expenses                                       87,313       197,805
                                                     --------------  ------------

          Total current assets                           4,592,041     7,156,791

PROPERTY AND EQUIPMENT - AT COST
     Office, production and computer equipment           2,348,416     2,330,403
     Leasehold improvements                                793,535       793,535
                                                     --------------  ------------
                                                         3,141,951     3,123,938
     Less accumulated depreciation                       2,065,681     1,665,235
                                                     --------------  ------------
                                                         1,076,270     1,458,703

OTHER ASSETS
     Goodwill                                                    -     3,466,147
     Restricted cash                                       235,000       235,000
                                                     --------------  ------------

                                                     $   5,903,311   $12,316,641
                                                     ==============  ============

          LIABILITIES AND SHARE-
             HOLDER'S EQUITY (DEFICIT)                     2002          2001
                                                     --------------  ------------

CURRENT LIABILITIES
     Current maturities of long-term debt            $   1,171,984   $         -
     Accounts payable                                      343,968       594,957
     Accrued liabilities:
       Compensation                                        305,338       395,695
       Other                                               278,767       263,198
                                                     --------------  ------------

          Total current liabilities                      2,100,057     1,253,850

LONG-TERM DEBT, less current maturities                  6,912,223     7,763,131


COMMITMENTS AND CONTINGENCIES                                    -             -

SHAREHOLDER'S EQUITY (DEFICIT)
     Common stock - no par value; 5,000,000 shares
        authorized, 4,000,000 shares issued and
        outstanding at December 31, 2002 and 2001                -             -
     Additional paid-in capital                         13,296,291    13,296,291
     Accumulated deficit                               (16,405,260)   (9,996,631)
                                                     --------------  ------------
                                                        (3,108,969)    3,299,660
                                                     --------------  ------------


                                                     $   5,903,311   $12,316,641
                                                     ==============  ============


The accompanying notes are an integral part of these financial statements.

                                AMERICABLE, INC.
                          (A WHOLLY-OWNED SUBSIDIARY OF
                           4J2R1C LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                   2002          2001
                                               ------------  -------------
Revenues                                       $ 9,247,084   $ 14,601,382

Operating and product costs                      6,712,304     10,924,396
                                               ------------  -------------

          Gross profit                           2,534,780      3,676,986

Selling, general and administrative expenses     4,609,827      6,132,160
Goodwill impairment                              3,466,147        542,945
                                               ------------  -------------

          Operating loss                        (5,541,194)    (2,998,119)

Interest expense, net                              696,200        510,155
Realized and unrealized loss on investments        188,476        476,986
                                               ------------  -------------

          Net loss before income taxes          (6,425,870)    (3,985,260)

Income tax expense (benefit)                       (17,241)         5,000
                                               ------------  -------------

          NET LOSS                             $(6,408,629)  $ (3,990,260)
                                               ============  =============


The accompanying notes are an integral part of these financial statements.

                                 AMERICABLE, INC.
                          (A WHOLLY-OWNED SUBSIDIARY OF
                           4J2R1C LIMITED PARTNERSHIP)

                   STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                      YEARS ENDED DECEMBER 31, 2002 AND 2001




                                         Additional
                               Common      paid-in     Accumulated
                               shares      capital       deficit        Total
                              ---------  -----------  -------------  ------------
Balance at January 1, 2001    4,000,000  $13,296,291  $ (6,006,371)  $ 7,289,920

 Net loss                             -            -    (3,990,260)   (3,990,260)
                              ---------  -----------  -------------  ------------

Balance at December 31, 2001  4,000,000   13,296,291    (9,996,631)    3,299,660

 Net loss                             -            -    (6,408,629)   (6,408,629)
                              ---------  -----------  -------------  ------------

Balance at December 31, 2002  4,000,000  $13,296,291  $(16,405,260)  $(3,108,969)
                              =========  ===========  =============  ============


The accompanying notes are an integral part of these financial statements.

                                   AMERICABLE, INC.
                            (A WHOLLY-OWNED SUBSIDIARY OF
                             4J2R1C LIMITED PARTNERSHIP)

                               STATEMENTS OF CASH FLOWS

                        YEARS ENDED DECEMBER 31, 2002 AND 2001




                                                               2002          2001
                                                           ------------  ------------
Cash flows from operating activities
  Net loss                                                 $(6,408,629)  $(3,990,260)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Depreciation and amortization                            417,314       641,320
      Loss on goodwill impairment                            3,466,147       542,945
      Loss on short-term investments                           188,476       476,986
      Changes in operating assets and liabilities:
        Accounts receivable                                    489,683     1,693,656
        Inventories                                            982,877     1,633,353
        Accounts payable                                      (250,989)   (2,289,089)
        Accrued liabilities                                    247,440      (469,968)
        Prepaid expenses, due from affiliates and officer     (124,172)       24,845
        Proceeds from sale of trade securities                  96,000       114,118
                                                           ------------  ------------

                Net cash used in operating activities         (895,853)   (1,622,094)

Cash flows from investing activities
  Capital expenditures                                         (34,881)     (220,617)
                                                           ------------  ------------

                Net cash used in investing activities          (34,881)     (220,617)


The accompanying notes are an integral part of these financial statements.

                                      AMERICABLE, INC.
                               (A WHOLLY-OWNED SUBSIDIARY OF
                                4J2R1C LIMITED PARTNERSHIP)

                           STATEMENTS OF CASH FLOWS  -  CONTINUED

                           YEARS ENDED DECEMBER 31, 2002 AND 2001




                                                                2002             2001
                                                           ---------------  ---------------
Cash flows from financing activities
  Proceeds from long-term debt                             $       15,000   $    7,635,608
  Principal payments on long-term debt                            (16,152)      (1,184,420)
  Net payments on note payable                                          -       (1,640,000)
                                                           ---------------  ---------------

             Net cash provided by (used in)
               financing activities                                (1,152)       4,811,188
                                                           ---------------  ---------------

             NET INCREASE (DECREASE)
               IN CASH                                           (931,886)       2,968,477

Cash and equivalents at beginning of year                       3,049,687           81,210
                                                           ---------------  ---------------

Cash and equivalents at end of year                        $    2,117,801   $    3,049,687
                                                           ===============  ===============

Supplemental disclosures of cash flow information:
  Cash paid for interest                                   $      402,902   $      360,134
                                                           ===============  ===============
  Cash paid for taxes                                      $        2,500   $        5,000
                                                           ===============  ===============

Supplemental disclosure of noncash financial activities:
  Accrued interest added to the principal balance of
     the debentures                                        $      322,228   $      127,523
                                                           ===============  ===============


The accompanying notes are an integral part of these financial statements.

                                AMERICABLE, INC.
                          (A WHOLLY-OWNED SUBSIDIARY OF
                           4J2R1C LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001




NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Americable, Inc. (the Company), a wholly-owned subsidiary of 4J2R1C a limited partnership, is a value added manufacturer of fiber optic and copper connectivity solutions, with sales predominately throughout the United States.

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Cash and Cash Equivalents
-------------------------

The Company maintains its cash balances in one financial institution located in Minneapolis, Minnesota. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Cash equivalents are highly liquid marketable securities with original maturities of three months or less.

Accounts Receivable
-------------------

The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support amounts due. Management performs on-going credit evaluations of customers. The Company maintains allowances for potential credit losses which when realized have been within management's expectations. The allowance was $70,000 and $266,000 at December 31, 2002 and 2001.

Investments
-----------

Investments represent shares of Vicom, Inc. common stock and is classified as trading securities, which are recorded at fair value with unrealized gains and losses included in operations. The Company sold 73,000 and 36,200 shares for $96,000 and $114,000 during the years ended December 31, 2002 and 2001.

Inventories
-----------

Inventories consist of finished goods and are stated at the lower of average cost (which approximates first-in, first-out method) or market.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives under the straight-line method. Leasehold improvements are amortized over the estimated service life of the asset or the term of the lease, whichever is shorter. The useful lives are estimated at two to ten years.

Goodwill
--------

Goodwill represents the excess of the purchase price and related costs over the fair value of net assets of businesses acquired. Prior to January 1, 2002, goodwill was amortized on a straight-line basis over a period of 40 years. Effective January 1, 2002 the Company adopted Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Intangible Assets. SFAS 142 eliminates the amortization of goodwill and other intangible assets with indefinite lives and requires that these assets be tested for impairment annually or whenever an impairment indicator arises. Effective January 1, 2002, the Company discontinued the amortization of goodwill.

The Company completed its annual goodwill impairment test at December 31, 2002 and determined that the carrying value of goodwill was not supported at December 31, 2002 and, accordingly, wrote down the balance of goodwill by $3,466,147. The annual impairment test was completed utilizing enterprise fair market value, based on an offer term sheet received from a unrelated third party shortly after the end of the year which indicated impairment existed. The Company then reviewed the fair value of all assets and liabilities and determined that the goodwill was unsupported.

Accumulated amortization of goodwill was $2,069,000 at December 31, 2001. The Company determined that the expected future cash flows from a portion of its business supporting goodwill from two previous acquisitions no longer supported the carrying value of that portion of its goodwill. The remaining unamortized goodwill balance related to those acquisitions of approximately $543,000 was written off at December 31, 2001.

The pro forma effect of adopting SFAS 142 for the year ended December 31, 2001 would have resulted in a net loss of $3,831,500.

Stock Based Compensation
------------------------

The Company utilizes the intrinsic value method of accounting for stock based employee compensation plans. All options granted have an exercise price equal to the market value of the underlying common stock on the date of grant and accordingly, no compensation cost is reflected in net earnings for the years ended December 31, 2002 and 2001. Had the Company elected to use the fair value method for valuing options granted, the pro forma net loss for the years ended December 31, 2002 and 2001 would not have been materially different than what was reported.

Use of Estimates
----------------

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain 2001 amounts have been reclassified to conform to the presentation used in 2002. The reclassifications had no effect on total assets, liabilities, net loss or shareholder's equity (deficit) as reported.

Recent Accounting Pronouncements
--------------------------------

In June 2002, FASB issued Statement of Financial Accounting Standards (SFAS) No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement provides financial and reporting guidance for costs associated with exit or disposal activities, including one-time terminations benefits, contract termination costs other than for a capital lease, and costs to consolidate facilities or relocate employees. This statement is effective for the Company for all exit and disposal activities initiated after December 31, 2002. Management does not believe the adoption of this pronouncement will have a material effect on the Company.

Effective for the year ending December 31, 2002, the Company adopted SFAS 148, Accounting for Stock-Based compensation - Transaction and Disclosure. SFAS 148 amends the disclosure and certain transition provisions of statement 123, Accounting for Stock-Based Compensation. The disclosure requirements of this pronouncement are included in the financial statements for the year ended December 31, 2002.

In November 2002, FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that a guarantor is required to measure and recognize the fair value of the guarantee at inception. It must also provide new disclosures regarding the nature of any guarantees and certain other items, including product warranties. The disclosure requirements are effective for the Company for the year ending December 31, 2002 and the initial recognition and measurement provisions are effective prospectively, that is, for guarantees issued or modified on or after January 1, 2003. The Company provides a limited warranty to its customers, which has been immaterial and management does not believe the adoption of this pronouncement will have a material effect on the Company.

In January 2003, the FASB issued Interpretation 46 (FIN 46), Consolidation of Variable Interest Entities. FIN 46 requires the preparation of consolidated financial statements when one entity has a controlling financial interest in a second entity. This interpretation is not expected to affect the Company's financial statements.

NOTE B  -  LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has incurred negative cash flows from operations and experienced net losses resulting in an accumulated deficit of $16,405,260 as of December 31, 2002. Management expects to continue to operate at a net loss and experience negative cash flow from operating activities through the foreseeable future. At December 31, 2002, the Company's cash resources and available borrowings are insufficient to fund operations for the next 12 months without additional borrowings or equity capital. These factors raise substantial doubt about its ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon profitable operations of the Company and access to working capital financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management currently is exploring available options for additional capital including additional borrowings or restructuring existing borrowings. However, there is no assurance that such funds will be available on terms acceptable to the Company. If the Company is not successful in obtaining additional funding, it may not be able to continue as a going concern.


NOTE C  -  RESTRICTED CASH

The lessor of the Company's building requires an irrevocable, unconditional standby letter of credit in the amount of $235,000 and accordingly, the Company maintains restricted cash deposits with a bank for this amount. The letter of credit must be maintained through the expiration of the lease term on September 30, 2006.

NOTE D  -  NOTE PAYABLE AND LONG-TERM DEBT

Credit Agreements with a Bank
-----------------------------

During 2001, the Company maintained a revolving line of credit and a $1,200,000 term note payable with a bank. The line provided for borrowings up to the lesser of $3,250,000 or a defined borrowing base based on eligible accounts receivable and inventory with interest payable monthly. These facilities were paid in full during 2001 with the proceeds from the issuance of the Company's debenture notes payable.

Debentures
----------

In December 2000, the Company filed a registration statement with the State of Minnesota, which was amended in April 2001, to allow the Company to sell $10,000,000 of subordinated debentures with maturities of two, five and ten years. The subordinated debentures are unsecured, bear interest at rates of 7.25%, 8.50% and 9.75% (weighted average effective interest rate of 9.16% and 8.75% at December 31, 2002 and 2001), and are due in varying installments beginning in June 2003 through December 2011. The debentures are redeemable at the Company's option at any time prior to maturity on at least 30 days notice to each holder without a premium. There were no unissued debentures at December 31, 2002 as the Company discontinued its registration to sell debentures during 2002.

Aggregate future maturities of debentures are as follows:

     Years ending December 31,
     -------------------------
              2003                         $1,171,984
              2004                             15,481
              2005                                  -
              2006                          4,108,975
              2007                                  -
           Thereafter                       2,787,767
                                            ---------

                                           $8,084,207
                                            =========

NOTE E  -  INCOME TAXES

The provision for income taxes consisted of the following:

                                                    2002            2001
                                               -------------    ------------

     Current income tax expense (benefit)      $   (17,241)     $     5,000
     Deferred income tax benefit                 (1,115,000)     (1,243,000)
     Increase in deferred tax asset
       valuation allowance                        1,115,000       1,243,000
                                               -------------    ------------

                                               $    (17,241)    $     5,000
                                               =============    ============

The difference between amounts computed by applying the statutory federal and state income tax rates to operating results before income taxes and the actual tax provision is principally related to changes in Company's valuation allowance on deferred tax assets, either created or utilized, to offset the deferred tax (benefit) expense generated in the respective years.

The Company has a deferred income tax assets of approximately $2,818,000and $1,703,000 at December 31, 2002 and 2001 resulting primarily from net operating loss carryforwards, accruals, asset valuation reserves and differences between book and tax depreciation, which are not currently deductible for income tax purposes. The Company continues to maintain a full valuation allowance against these deferred tax assets, as future realization of these assets is not assured. At December 31, 2002, the Company has approximately $5,900,000 of net operating loss carryforward available, which begins to expire in 2021.

NOTE F  -  LEASE COMMITMENT

The Company conducts its operations in a leased facility under an operating lease expiring September 2006. The lease provides that real estate taxes, insurance, and maintenance expenses are obligations of the Company. Rent expense, including real estate taxes and maintenance expenses, was approximately $393,000 and $314,000 for the years ended December 31, 2002 and 2001. The following is a schedule of minimum rental commitments for base rent:

     2003                                                $293,662
     2004                                                 301,085
     2005                                                 298,998
     2006                                                 224,249


NOTE G  -  EMPLOYEE BENEFIT PLAN

The Company's employees participate in the defined contribution plan of Corstar Inc. (a company affiliated through common ownership). Full-time employees of the Company who have at least one year of continuous employment are eligible to participate, as defined in the Plan. Prior to June 15, 2001, the Company matched 50% of the first 6% of each participants eligible compensation. Effective June 15, 2001, the Company changed to a discretionary contribution plan with matching contributions at the discretion of the Company's Board of Directors. There was no matching contribution awarded during the period June 15, 2001 through December 31, 2001. There were no contributions to the plan for the year ending
December 31, 2002. Contributions made by the Company to this plan were approximately $88,000 for the year ending December 31, 2001.


NOTE H  -  STOCK OPTION PLANS

The Company maintains a non-qualified stock option plan for the benefit of selected officers and key employees. The current plan, approved by the Company's Board of Directors in 2000, reserved 1,000,000 shares for issuance. Options granted to date under the plan have been at management's estimate of the fair market value on the date of the grant. Each grant awarded specifies the period for which the options are exercisable (generally 10 years), the rate at which they vest, and provides that the options shall expire at the end of such period.

Option transactions under this plan are summarized as follows:

                                             Weighted       Weighted
                                   Number     average       average
                                     of      exercise      remaining
                                   shares      price    contractual life
                                  ---------  ---------  ----------------
Outstanding at January 1, 2001     607,500   $    0.90
  Canceled/forfeited              (295,000)       0.90
                                  ---------

Outstanding at December 31, 2001   312,500        0.90
  Canceled/forfeited              (215,000)       0.90
                                  ---------  ---------

Outstanding at December 31, 2002    97,500   $    0.90        7.08 years
                                  =========  =========

Options exercisable at:
  December 31, 2002                 80,600   $    0.90        7.14 years
                                  =========  =========